UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2017

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ANVI GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-188648	33-1226144
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1135 KILDAIRE FARM ROAD

SUITE 319-4

CARY NC 27511

(Address of Principal Executive Office) (Zip Code)

(408) 811-4491

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 6, 2017, Anvi Global, Inc., a privately-owned company (“Anvi Private”) was issued 25,000,000 post-forward split shares of the Registrant, in exchange for Anvi Private’s investment of $25,000 into ANVI ($.001 per share).

Anvi Private is controlled by Rama Mohan R. Busa, who is also the CEO and majority shareholder of the Registrant. The address of Anvi Private is the same as the Registrant’s.  By reason of his being the owner of a majority of both the Registrant’s and Anvi Private’s outstanding shares and being CEO of both companies, Anvi Private may be deemed an “affiliate” of the Registrant, as that term is defined in the SEC’s rules and regulations.

The transaction was exempt from registration under the Securities Act of 1933 as a transaction not involving a public offering, pursuant to the exemption provided by Section 4(a)(2) of that Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANVI GLOBAL HOLDINGS, INC.
Dated: December 7, 2017
/s/ Rama Mohan R. Busa
Rama Mohan R. Busa, CEO